Exhibit 10.14.9+

AMENDMENT NO. 11
TO THE
LICENSE AND SERVICE AGREEMENT
THIS AMENDMENT NO. 11 effective as of December 6, 2011 (the “Amendment Eleven Effective Date”) by and between TeleNav, Inc., a Delaware corporation with principal offices at 1130 Kifer Rd., Sunnyvale, CA 94086 (“LICENSOR”) and AT&T Mobility LLC, a Delaware limited liability company with principal offices at 1055 Lenox Park Blvd., Atlanta, GA 30319 (“AT&T”) amends the License and Service Agreement dated as of March 19, 2008 between the Parties (“Agreement”). All capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.
RECITALS
WHEREAS, the parties have amended the Agreement by the:

1.	First Amendment dated as of November 13, 2008;

2.	Second Amendment dated as of November 20, 2008;

3.	Fourth Amendment dated as of June 16, 2009;

4.	Sixth Amendment dated as of October 13, 2009;

5.	Seventh Amendment dated as of October 27, 2009;

6.	Eighth Amendment dated as of November 16, 2009;

7.	Ninth Amendment dated as of April 13, 2010;

8.	Tenth Amendment dated as of January 18, 2011; and
WHEREAS, the Parties inadvertently skipped (and did not execute) a third or fifth amendment to the Agreement and nevertheless desire to continue numbering amendments sequentially; and
WHEREAS༌the Parties desire to amend the Agreement provide for the revenue share arrangements derived from certain mobile commerce.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1.	Exhibit F. Exhibit F, Section 6 “Reverse Revenue Share” shall be amended by including the following new paragraph at the end of the Section:
(a)    “Effective as of the Amendment Eleven Effective Date, LICENSOR agrees to pay AT&T [*****] of the Net M-Commerce Revenue generated from transaction fees derived within the Information Services set forth in Exhibit A of the Agreement, as amended (“Commerce Revenue Share”). ‘Net M-Commerce Revenue’ means the net amount of transaction fees due to LICENSOR with respect to M-Commerce sales generated from within the Information Services after payment of direct costs. ‘M-Commerce’ means sale of movie tickets, hotel rooms and reservations made on OpenTable, all as approved by AT&T.” LICENSOR will remit payment to AT&T of the Commerce Revenue Share in United States dollars [*****] days after the end of each month in U.S. dollars. LICENSOR will be solely responsible for collecting any applicable sales, use, goods and service, value added, or other similar tax, under applicable law from End Users with respect to M-Commerce and remitting the same to applicable taxing authorities. LICENSOR

[*****]
Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

will defend, indemnify and defend AT&T against any claim by such taxing authorities for failure to collect and/or remit taxes. LICENSOR agrees to maintain accurate books and records with respect to the payments under this Section 6, and AT&T will have the right, at its expense and through a third party auditor reasonably approved by LICENSOR, to audit LICENSOR’s books and records relating the performance hereunder no more than once per year during the Term and once during the one-year period thereafter. If any such audit reveals an underpayment of more than [*****], then LICENSOR will reimburse AT&T for its reasonable costs and expenses in conducting such audit up to the amount of the discrepancy, in addition to paying promptly for such underpayment.

2.	No Further Changes. Except as modified hereby, the Agreement will continue in full force in accordance with its terms.
IN WITNESS WHEREOF, AT&T and LICENSOR, intending to be bound by all of the terms and conditions, have caused this Amendment No. 11 to be duly executed by their respective duly authorized representatives as of the date set forth above. This Amendment No. 11 will not be fully executed and binding on the parties unless and until authorized signatures of both parties are affixed hereto.

AT&T MOBILITY LLC on behalf of itself and its Affiliates	TELENAV, INC.
/s/ Robert Hyatt (Signature)	/s/ Douglas Miller (Signature)
Printed Name: Robert Hyatt	Printed Name: Douglas Miller
Title: Executive Director	Title: Chief Financial Officer
Date: December 12, 2011	Date: December 21, 2011

[*****]
Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.